Copamex, S.A. de C.V.

                                   Exhibit 1


-------- "..........COPAMEX, S.A. DE C.V. -- ESTATUTOS SOCIALES - CLAUSULAS -
CAPITULO PRIMERO -- DENOMINACION, DOMICILIO, DURACION, OBJETO Y NACIONALIDAD DE LA SOCIEDAD -- PRIMERA: Denominacion:- La Sociedad se denomina COPAMEX, y esta denominacion ira seguida de las palabras SOCIEDAD ANONIMA DE CAPITAL VARIABLE o de su abreviatura S.A. DE C.V. -- SEGUNDA: Domicilio Social: - El domicilio de la Sociedad es el Municipio de San Pedro Garza Garcia, Nuevo Leon, pudiendo establecer agencias o sucursales en cualquier parte de la Republica Mexicana o del extranjero, y someterse a domicilios convencionales en los contratos que celebre. Los accionistas quedan sometidos en cuanto a su relacion con la Sociedad a la jurisdiccion de los Tribunales y Autoridades del domicilio social, con renuncia expresa del fuero de sus respectivos domicilios personales. --
TERCERA: Duracion:- La duracion de la Sociedad sera de (99) noventa y nueva anos contados a partir de la fecha de su constitucion. -- CUARTA: Objeto Social:- La Socied iene por objeto: a).- Promover, constituir, organizar, explotar, administrar o tomar participacion en el capital de todo genero de asociaciones o sociedades, civiles o mercantiles, empresas industriales, comerciales o de cualquier otra indole; b).- Adquirir, suscribir, administrar, enajenar, celebrar reportos y en general realizar toda clase de operaciones permitidas por la Ley con acciones, partes sociales, obligaciones, bonos y titulos o valores de cualquier especie; c).- Obtener o conceder prestamos, otorgando o recibiendo las garantias especificas, y en general llevar a cabo operaciones de credito activas
o pasivas, otorgar fianzas, avales, prendas, hipotecas y fideicomisos para garantizar obligaciones propias o de terceros, con o sin contraprestacion; d).- Emitir, girar, aceptar, librar, endosar, avalar o por cualquier otro concepto suscribir toda clase de titulos de credito; e).- Adquirir, construir, administrar, arrendar, explotar y enajenar bienes muebles e inmuebles, con las limitaciones que estable ce la Ley; f). - Prestar o recibir servicios profesionales, tecnicos, de consultoria o asesoria en cualquier materia; g).- Desempenar toda clase de representaciones, comisiones o mandatos; h).- Obtener, conceder, registrar, licenciar, ceder y utilizar patentes, marcas, nombres comerciales, disenos industriales, modelos de utilidad, derechos de propiedad industrial y toda clase de concesiones, permisos o derechos en general; i).- Celebrar toda clase de contratos o convenios con personas fisicas o morales. Al efecto, la Sociedad podra ejecutar toda clase de actos, operaciones y contratos que sean necesarios o convenientes para el cumplimiento de las finalidades indicadas. - QUINTA: Nacionalidad:- La nacionalidad de la Sociedad es mexicana. "Todo extranjero, que en el acto de la constitucion o en cualquier tiempo ulterior, adquiera un interes o participacion social en la Sociedad, se considerara por ese simple hecho como mexicano, respecto de uno y otra, y se entendera que conviene en no invocar la proteccion d e su Gobierno, bajo la pena, en caso de faltar a convenio, de perder dicho interes o participacion en beneficio de la Nacion Mexicana". - CAPITULO SEGUNDO - DEL CAPITAL SOCIAL Y DE LAS ACCIONES - SEXTA: Capital Social:- El Capital Social sera Variable, con un minimo fijo de $600,000.00 (SEISCIENTOS MIL PESOS 00/100 M.N.) y un maximo autorizado ilimitado. Todas las acciones representativas del Capital Social seran comunes, nominativas y con valor nominal de $100.00 (CIEN PESOS 00/100 M.N.) cada una. Las acciones serie "A" representaran el Capital Social minimo fijo, mientras que las acciones serie "B" y subsiguientes, representaran la parte variable del Capital Social. En lo sucesivo, cada emision de acciones que se realice con motivo de aumento de Capital, constituira una serie identificada en orden progresivo alfabetico con una letra, en el entendido de que las acciones numeral I se referiran a aquellas cuya exhibicion se realice mediante aportaciones en numerario, por capitalizacion de primas de aportacion
 o por capitalizacion de reservas de capital o utilidades efectivamente ganadas; mientras que las acciones numeral II representaran aquellas que sean emitidas mediante la capitalizacion de valores derivados de revaluaciones o actualizacion de valores por reexpresion. Las acciones no suscritas correspondientes a la parte variable del Capital Social, se conservaran en poder de la Sociedad y seran suscritas y exhibidas cuando asi lo determine la Asamblea General Ordinaria de Accionistas. Los titulos de cada serie podran amparar una o varias acciones. Todas las acciones conferiran a sus tenedores iguales derechos y obligaciones, independientemente de la serie o numeral de que se trate. -- SEPTIMA:- Los titulos que amparen las acciones de la Sociedad deberan ser firmados por el Presidente y el Secretario del Consejo de Administracion y reuniran los requisitos previstos en el articulo (125) ciento veinticinco de la Ley General de Sociedades Mercantiles. Mientras se expiden los titulos definitivos, podran expedirse certificados provisionales que deberan reunir las caracteristicas anteriormente apuntadas: Tando los titulos de las acciones como los certificados provisionales podran llevar adheridos cupones numerados, los cuales se desprenderan de estos y se entregaran a la Sociedad contra el pago de dividendos, capitalizaciones o intereses. A peticion y costa de su titular, los titulos de las acciones y los certificados provisionales podran canjearse por otros de diferentes denominaciones. -- OCTAVA:- La parte Fija del Capital Social solo podra aumentarse o disminuirse mediante resolucion de la Asamblea General Extraordinaria de Accionistas. El Capital Variable de la Sociedad es susceptible de aumento o disminucion sin necesidad de reformar estos Estatutos Sociales y, con la unica formalidad de que sea acordado por la Asamblea General Ordinaria de Accionistas. Todo aumento
 o disminucion del Capital Social debera ser registrado en el Libro de Variaciones del Capital Social, que la Sociedad llevara para este efecto. Los a ccionistas tendran derecho de preferencia en proporcion al numero de sus acciones, para suscribir aquellas que se emitan en caso de aumento de Capital Social, de conformidad con el articulo (132) ciento treinta y dos de la Ley General de Sociedades Mercantiles. No podra decretarse un aumento de Capital hasta en tanto las acciones emitidas con anterioridad hayan sido suscritas e integramente pagadas. -- NOVENA:- En caso de Aumento de Capital Social en la parte fija o variable, pagadero en numerario, las accionistas tendran derecho de preferencia para suscribir las nuevas acciones que se emitan, en proporcion al numero de acciones de que sean propietarios al decretarse el Aumento de Capital. Este derecho debera ejecerse en los siguientes terminos: a). La Sociedad publicara el Aviso de Aumento de Capital Social en el Periodico Oficial del Estado, dando a conocer el acuerdo de la Asamblea en que se haya decretado el aumento en su parte fija o variable. Dicho Aviso senalara el numero de acciones que compongan el Aumento; asi como su monto, forma de pago y plazo para efectuar la suscripcion y pago de las acciones. b).- Para ejercer su derecho, el accionista, mediante escrito dirigido al Presidente del Consejo de Administracion, debera comunicar su intencion de suscribir la totalidad o solo una parte de las acciones que le correspondan por el Aumento de Capital Social. Asimismo, podra solicitar a titulo eventual, la suscripcion de cualquier numero adicional de acciones para el caso de que estas no fueren suscritas o pagadas por los demas accionistas. El plazo parpa ejercitar el derecho de preferencia sera de (15) quince dias naturales contados a partir del siguiente de la publicacion antes indicada. c).- En caso de que transcurrido el termino de (15) quince dias a que se refiere el inciso anterior, y uno o varios de las accionistas no manifestaran su intencion de suscribir y pagar al Aumento de Capital Social decretado, se entendera que renuncian a la suscripcion de las acicones, en cuyo caso, el derecho pasara a los accionistas que hubieren solicitado la suscripcion eventual de estas, en forma proporcional al numero de acciones de que sean propietarios. Tambien se entendera renunciado el derecho de preferencia para la suscripcion de las acciones, en caso de que el accionista no verifique el pago de las acciones cuya suscripcion hubiere ofrecido, dentro del termino y en la forma que haya dispuesto la Asamblea General de Accionistas que decreto el Aumento de Capital. -- d). Si despues de efectuada la aplicacion de las nuevas acciones en los terminos anteriores, todavia qudaran acciones pendientes de suscribir, el Aumento de Capital acordado por la Asamblea General de Accionistas se reducira automaticamente hasta el monto del Capital efectivamente suscrito, salvo que el Consejo de Administracion acordara por unanimidad de votos de sus miembros que las acciones vacantes fueren suscritas por terceros. -- DECIMO:- La reduccion del Capital Social se efectuara mediante el reembolso a los accionistas y contra entrega de los titu los de las acciones que habran de cancelarse, mismas que seran reembolsadas a valor contable. La designacion de las acciones que hayan de cancelarse se hara por acuerdo unanime de los accionistas presentes en la Asamblea respectiva o en su defecto, por sorteo celebrado ante Notario o Corredor Publico. En este ultimo caso, hecha la designacion de las acciones que hayan de cancelarse, se publicara un aviso en el Periodico Oficial del Estado de Nuevo Leon y el importe del reembolso quedara desde esa fecha a disposicion de los titulares de las acciones en las oficinas de la Sociedad sin devengar interes alguna. -- Los accionistas tendran derecho de preferencia en proporcion al numero de sus acciones para adquirir, en su caso, las acciones que pretendan enajenar los otros accionistas, con excepcion de las transmisiones que se efectuen por herencia, por legado o por donacion en favor de personas que sean parientes consanguineos en linea recla sin limitacion de grado o colaterales hasta el segundo grado. -- DECIMO PRIMERA:- Sin perjuicio de lo establecido en la Clausula precedente, toda transmision de acciones requerira para su validez, en los terminos del articulo (130) ciento treinta de la Ley General de Sociedades Mercantiles, de la autorizacion previa del Consejo de Administracion. Esta autorizacion no sera necesaria en el caso de que el traspaso de las acciones se realice entre sociois de la misma Sociedad, o bien, se cuente con la conformidad de la totalidad de los accionistas de la Sociedad. El accionista que desee transmitir la totalidad o parte de sus acciones a un tercero, debera pedir la autorizacion respectiva presentando una solicitud escrita, dirigida al Presidente del Consejo de Administracion, en la que se indique el nombre, nacionalidad y domicilio del adquirente propuesto, monto de la operacion, numero y descripcion de lasacciones objeto de la misma. El procedimiento de autorizacion se sujetara a las siguientes bases: a).- El Presidente del Consejo de Administracion al recibir por escrito la solicitu d de autorizacion del que pretende enajenar, avisara de ello por escsrito con acuse de recibo a todos los socios que figuren en el Libro de Registro de Acciones, los que tendran derecho preference de ser designados para adquirirlas. Este derecho preferente debera ejercitarse por manifestacion escrita, entregada al Presidente del Consejo de Administracion dentro de un plazo de (5) cinco dias naturales siguientes al de la fecha en que recibieron la notificacion. En el caso de no recibirse dicho escsrito dentro del termino senalado, se entenderan renunciados los derechos a que se refieren los incisos a) y c) de esta misma Clausula. b).- Si uno o varios socios ejercieren el derecho consignado anteriormente, para adquirir la totalidad de las acciones que se pretende enajenar, el Consejo de Administracion debera negar la autorizacion solicitada designando como compradores a los socios interesados en la adquisicion. Si los socios interesados ejercieren su derecho unicamente sobre una parte de las acciones que se pr etende enajenar, el Consejo de Administracion designara como compradores a los socios que hubieren manifestado su determinacion de adquirir acciones y otorgara su autorizacion por el remanente. En el supuesto de los dos parrafos anteriores, servira como precio de venta en favor de los accionistas de la Sociedad, la cotizacion que tengan las acciones en el Mercado de Valores, en caso de que esten inscritas en alguna Bolsa de Valores o, en su defecto, en proporcion al capital contable de la Sociedad reflejado en el ultimo Estado de Situacion Financiera aprobado por la Asamblea General de Accionistas. c).- Si no hubiere ningun socio interesado en la adquisicion y la transmision se efectuare por venta que importe el (80%) ochenta porciento o mas de las acciones propiedad del solicitante, los demas accionistas tendran el derecho de participar en la venta enajenando un numero de acciones que se determinara multiplicando el numero de acciones objeto de la venta por el porcentaje de tenencia accionaria de que sean t itulares. Para este efecto, los demas accionistas deberan haber manifestado su intencion de intervenir en la venta, dentro del mismo escrito a que se refiere el inciso a) de esta Clausula. En este caso, el Consejo de Administracion concedera al solicitante la autorizacion de venta, condicionada a que en la operacion de venta participen en la proporcion indicada, los accionistas que hayan manifestado su intencion de vender. d).- En caso de que ninguno de los demas accionistas manifestara su deseo de adquirir las acciones objeto de la transmision o de participar en la venta del (80%) ochenta porciento
o mas de las acciones del solicitante, el Consejo de Administracion debera conceder la autorizacion para enajenar la totalidad de las acciones del solicitante en favor del adquirente propuesto. e).- Si el Consejo de Administracion nada resolviere sobre la autorizacion solicitada, dentro del plazo de (45) cuarenta y cinco dias naturales siguientes desde que el Presidente del Consejo de Administracion haya recibido la solicitud respectiva, o si los accionistas designados para adquirirlas no pagaran su valor dentro del plazo de (15) quince dias naturales siguientes al de su designacion, el socio solicitante quedara en libertad de realizar la transmision en favor de la persona o personas senaladas en su propuesta, quedando obligada la Sociedad a efectuar las anotaciones correspondientes en el Libro de Registro de Acciones al efectuarse dicha transmision. f).- Las transmisiones a que se refiere esta Clausula comprenden cualquier operacion de venta, de cesion a titulo oneroso o gratuito, de aportacion en Sociedad y, en general, todo acto tendiente a substituir al titular de las acciones. g).- El Consejo de Administracion verificara que las transmisiones y anotaciones en le Libro de Registro de Acciones, se hagan efectivamente en favor de la persona o personas que se encuentren en los casos previstos en los incisos anteriores. h). Toda transmision de acciones realizada en contravencion a lo establecido en esta clausula ser a nula. -- DECIMO SEGUNDA:- Tambien sera necesario obtener la autorizacion previa del Consejo de Administracion para afectar en fideicomiso, para constituir prenda o de cualquier otra forma constituir garantia sobre las acciones de la Sociedad. Para este unico efecto, el procedimiento de autorizacion se reducira a los siguientes terminos: a).- E interesado presentara su solicitud mediante escrito dirigido al Presidente del Consejo de Administracion, conteniendo las menciones senaladas en la Clausula previa y adicionalmente, una descripcion de la obligacion objeto de la garantia y de las condiciones generales de contratacion. b).- El Consejo de Administracion resolvera dentro del termino de (15) quince dias naturales siguientes a la recepcion de la solicitud respectiva, si concede o no la autorizacion. c).- Si el Consejo de Administracion nada resolviere sobre la solicitud dentro del termino fijado, se entendera la autorizacion, quedando entonces el accionista en libertad de llevar a cabo la operacion mencion ada en su propuesta y estando obligada la Sociedad a efectuar las anotaciones correspondientes en el Libro de Registro de Acciones al efectuarse esta. -- DECIMO TERCERA:- La Sociedad llevara un Registro de Acciones en el que se inscribira a los accionistas titulares de las mismas y contendra los requisitos del articulo (128) ciento veintiocho de la Ley General de Sociedades Mercantiles. La Sociedad solo reconocera como accionistas a aquellas personas que se encuentren inscritas en el Libro de Registro de Acciones. A este efecto, inscsribira en dicho Registro, a peticion, por escrito de los interesados, las transmisiones que se efectuen. Los asientos, anotaciones o inscripciones en dicho Registro seran firmados por el Presidente y el Secretario del Consejo de Administracion, o bien, por las personas que para tal efecto designe el Consejo de Administracion. -- CAPITULO TERCERO -- DE LAS ASAMBLEAS DE ACCIONISTAS -- DECIMO CUARTA:- La Asamblea General de Accionistas legalmente instalada es el Organo Supremo de l a Sociedad y representa la universalidad de las acciones y sus decisiones obligan aun a los Accionistas ausentes, disidentes o incapaces; teniendo las mas amplias facultades para tratar y resolver todos los asuntos sociales. -- DECIMO QUINTA:- Las Asambleas de Accionistas son de dos clases: Ordinarias y Extraordinarias. Ambas clases de Asambleas seran celebradas en el domicilio social, salvo caso fortuito o de fuerza mayor. -- DECIMO SEXTA:- Son Asambleas Extraordinarias las que se reunan para resolver alguno o varios de los asuntos siguientes: a).- Prorroga de la duracion de la Sociedad; b).- Disolucion anticipada de la Sociedad; c). Aumento
o reduccion de la parte fija del Capital Social; d).- Modificacion del Objeto de la Sociedad; e).- Cambio de Nacionalidad de la Sociedad; f).- Transformacion de la Sociedad; g).- Fusion con otra Sociedad; h).- Escision de la Sociedad: i).- Emision de acciones privilegiadas; j).- Amortizacion de sus propias acciones y emision de acciones de goce; k).- Emision de obligaci ones; l).- Eleccion del Liquidador o Liquidadores; m).- Cualquier otra modificacion al Contrato Social y; n).- Los demas asuntos para los que la Ley General de Sociedades Mercantiles
o los presentes Estatutos Sociales exijan un quorum especial. -- Las Asambleas Extraordinarias se celebraran cada vez que se necesite tratar algun asunto de los mencionados en esta Clausula.-- DECIMO SEPTIMA:- Las Asambleas Ordinarias son aquellas que se reunan para resolver cualquier asunto que por vitud de los presentes Estatutos o de la Ley General de Sociedades Mercantiles no este expresamente reservado a las Asambleas Extraordinariaas. -- DECIMO OCTAVA:- Debera celebrarse por lo menos una Asamblea General Ordinaria de Accionistas durante los cuatro primeros meses que sigan a la fecha de clausura del Ejercicio Social, en la que en adicion a los asuntos que se listen en el Orden del Dia, se deberan tratar los siguientes: a).- Presentacion del Informa del Consejo de Administracion o Administrador Unico, incluyendo los Estados Financieros correspondientes al Ejercicio Social terminado el ano inmediato anterior, su discusion y aprobacion despues de oir el informe del Comisario; b).- Aplicacion de los Resultados obtenidos en el Ejercicio Social concluido el ano inmediato anterior, despues de discutir y aprobar, en su caso, la propuesta del Consejo de Administracion o Administrador Unico; c).- Eleccion en su caso, de los miembros del Consejo de Administracion o del Administrador Unico y del Comisario de la Sociedad y determinacion de sus emolumentos y; d).- Designacion de la persona o personas encargadas de formalizar los acuerdos tomados. -- DECIMO NOVENA:- Las convocatorias para las Asambleas se haran por el Presidente o el Secretario del Consejo de Administracion, o por cualesquiera dos Consejeros, o por el Administrador Unico, o por el Comisario de la Sociedad, o por la Autoridad Judicial correspondiente, en los casos especificados por la Ley General de Sociedades Mercantiles. Asimismo, los Accionistas que representen por lo meno s el (33%) treinta y tres porciento del Capital Social, podran pedir por escrito, en cualquier tiempo, al Organo de Administracion o al Comisario, la convocatoria a una Asamblea General de Accionistas, para tratar los asuntos que indiquen en su peticion. Cualquier accionista, aun cuando sea titular de una sola accion, podra solicitar la convocatoria para una Asamblea General Ordinaria de Accionistas, en los casos, forma y terminos previstos en el articulo (185) ciento ochenta y cinco de la Ley General de Sociedades Mercantiles. -- VIGESIMA:- La convocatoria para las Asambleas se publicara en el Periodico Oficial del Estado o en una de los Diarios de mayor circulacion en el domicilio social, a juicio de quien convoque. La publicacion se hara con una anticipacion minima de (15) quince dias naturales a la fecha senalada para la celebracion de la Asamblea, tratandose de primera convocatoria, y de (10) diez dias naturales en segunda o ulterior convocatoria. La convocatoria contendra el dia, la hora, el lugar de l a reunion y el Orden del Dia listando los asuntos a tratar y sera firmada por quien la haga. -- No sera necesario cubrir el requisito de convocatoria y del lugar de celebracion de las Asambleas, en el caso de que se encuentren representadas las totalidad de las acciones con derecho a voto en los asuntos listados en el Orden del Dia respectivo. -- Las resoluciones tomadas fuera de Asamblea General de Accionistas, por unanimidad de los accionistas que representen la totalidad de las acciones con derecho a voto, tendran para todos los efectos legales, la misma validez que si hubiera sido adoptadas en Asamblea, siempre que se confirmen por escrito. - VIGESIMO PRIMERA:- Para tener derecho de asistir a las Asambleas de Accionistas y participar en ellas, asi como para ejercitar el derecho de informacion que corresponde a los accionistas con motivo de la convocatoria, bastara que la persona aparezca inscrita como titular de las acciones en el Registro de Acciones de la Sociedad. -- VIGESIMO SEGUNDA:- Los accionistas podran hacerse representar en las Asambleas por mandatarios, sean o no socias. Al efecto, bastara simple Carta Poder firmada por el otorgante ante dos testigos. Los Administradores y el Comisario no podran representar acciones. -- VIGESIMO TERCERA:- Las Asambleas de Accionistas seran presididas por el Presidente del Consejo de Administracion o por el Administrador Unico, y a falta de el, por la persona que designe la Asamblea, fungiendo como Secretario el del Consejo, y a falta de este por la persona que la Asamblea designe. -- VIGESIMO CUARTA:- Para que una Asamblea Ordinaria se considere legalmente reunida con motivo de la Primera Convocatoria, sera necesario que se encuentren representadas la mayoria de las acciones con derecho a voto en dicha Asamblea, y las resoluciones solo seran validas cuando se tomen por mayoria de votos presentes.-- Si no hubiese quorum en virtud de la Primera Convocatoria, se repetira esta, senalando un nuevo dia que se encuentre dentro de los (30) treinta dias naturales siguient es a aquel que fue senalado en la Primera Convocatoria. En caso de Segunda o ulteriores convocatorias, la Asamblea se instalara cualquiera que sea el numero de acciones representadas y sus resoluciones seran validas cuando se tomen por mayoria de votos prepsentes. - VIGESIMO QUINTA:- Para que una Asamblea Extraordinaria se considere legalmente reunida con motivo de la Primera Convocatoria, deberan estar representadas, por lo menos, el (75%) setenta y cinco porciento de las acciones con derecho a voto en dicha Asamblea, y las resoluciones seran validas cuando se tomen por la mayoria de las acciones con derecho a voto en dicha Asamblea. -- Si no hubiese quorum por virtud de la Primera Convocatoria, se repetira esta cuantas veces sea necesario hasta que se reuna, por lo menos, la mayoria de las acciones con derecho a voto en dicha Asamblea y sus resoluciones seran validas cuand se adopten por la mayoria de las acciones con derecho a voto en dicha Asamblea. Nunca debera mediar un plazo mayor de (30) treinta dias entre dos convocatorias. - VIGESIMO SEXTA:- Si por algun motivo no pudieran tratarse todos los puntos comprendidos en el Orden del Dia, en la fecha en que fue convocada una Asamblea, esta podra ser suspendida y reanudarse en la fecha y hora que acuerde la Asamblea, sin necesidad de nueva convocatoria. - VIGESIMO SEPTIMA:- Las discusiones y resoluciones de las Asambleas de Accionistas se haran constar en Acatas que se registraran en un Libro especialmente destinado para este efecto, y seran firmadas por quienes fungieron como Presidente y Secretario de la Asamblea, asi como por el Comiario, en caso de que hubiera concurrido a la Asamblea. - CAPITULO CUARTO - DE LA ADMINISTRACION DE LA SOCIEDAD - VIGESIMO OCTAVA:- La administracion y direccion de los asuntos sociales estara a cargo de un Consejo de Administracion compuesto por el numero de mienbros que determine la Asamblea General Ordinaria de Accionistas o, en su caso, por un Administrador Unico nombrado tambien por dicha Asamblea, quien tendra las facultad es que para el propio Consejo se consignan en estos Estatutos Sociales. -- Cuando los administradores fuesen tres o mas, todo accionista o grupo de accionistas que represente por lo menos un (25%) veinticinco porciento del Capital Social, tendra derecho a nombrar un Consejero, en los terminos del articulo (144) ciento cuarenta y cuatro de la Ley General de Sociedades Mercantiles. -- No podran revocarse el nombramiento de los Consejeros designados por la minoria sin que se revoque el nombramiento de los Consejeros designados por la mayoria. -- VIGESIMO NOVENA:- Los administradores podran ser socios o personas extranas a la Sociedad y duraran en funciones por un ano o hasta en tanto no se designen nuevos consejeros. Sin embargo, en todo caso los consejeros desempenaran sus funciones aun despues de transcurrir un ano hasta en tanto no se designen sus sucesores y los designados no tomen posesion de sus cargos. - TRIGESIMA:- La Asamblea General Ordinaria de Accionistas que los nombre, podra establecer la obligaci on a cargo de los administradores, de presetar garantia para asegurar las responsabilidades que pudieran contraer en el desempeno de sus encargos. -- TRIGESIMO PRIMERA:- No podran ser administradores quienes no tengan capacidad legal para obligarse, quienes hayan quebrado o se encuentren en caso de concurso civil, mientras no sea rehabilitados, quienes esten en descuobierto con la Sociedad por obligaciones vencidas y no garantizadas debidamente, quienes tengan juicios o litigios pendientes con la Sociedad, o; los que hayan sido condenados por delitos contra la propiedad. Los consejeros que despues de expedidos sus nombramientos llegaren a encontrarse en alguno de los casos antes expresados, cesaran en su encargo y no podran volver a desempenarlo sino mediante nueva eleccion y siempre que hubiere desaparecido el impedimento. -- TRIGESIMO SEGUNDA:- El Consejo de Administracion designara de entre sus miembros un Presidente, salvo que la Asamblea General de Accionistas ya lo hubiere hecho. Designara Tambien un S ecretario quien podra ser o no miembro del Consejo de Administracion. -- TRIGESIMO TERCERA:- El Consejo de Administracion se reunira cada vez que sea convocado por el Presidente en el lugar, fecha y hora que este designe; este tendra la obligacion de convocar a Junta cuando asi so lo soliciten por escrito la mayoria de los Consejeros. Asimismo, el Consejo se reunira cuando sea convocado por el Secretario, siguiendo este ultimo ordenes del Presidente o de la mayoria de los Consejeros. -- TRIGESIMO CUARTA:- Para que el Consejo de Administracion pueda sesionar legalment se requerira la asistencia de la mayoria de sus miembros y sus resoluciones seran validas y obligatorias cuando se tomen por mayoria de votos de los Consejeros presentes. -- Las resoluciones tomadas fuera de Sesion del Consejo de Administracion, por unanimidad de sus miembros, tendran para todos los efectos legales, la misma validez que si hubieran sido adoptadas en Sesion del Consejo, siempre que se confirmen por escrito. -- TRIGESIMO QUINTA:- Las acatas en donde se contengan y resuman las deliberaciones y acuerdos adoptados por el Consejo de Administracion, deberan ser autorizadas y firmadas por el Presidente y el Secretario, y en sus ausencias, por las personas que hayan actuado como tales. -- TRIGESIMO SEXTA:- El Presidente del Consejo de Administracion presidira las Asambleas de Accionistas y las Sesiones del Consejo; representara a la Sociedad ante toda clase de autoridades, corporaciones, personas fisicas y morales y vigilara las opreaciones sociales cuidando el cumplimiento de la Ley General de Sociedades Mercantiles, de estos Estatutos, asi como de los acuerdos y disposiciones adoptados tanto por las Asambleas de Accionistas como por el Consejo del Administracion.-- El Secretario autorizara las copias certificadas o extractos de las Actas del Consejo de Administracion o de las Asambleas y de los demas documentos de la Sociedad, llevara el archivo y correspondencia del Consejo de Administracion y el Libro de Registro de Acciones. Los Consej eros tendran asimismo las demas atribuciones que estos Estatutos, la Asamblea o el Consejo de Administracion les senalen. -- TRIGESIMO SEPTIMA:- El Consejo de Administracion o, en su caso, el Administrador Unica, sera el Representante Legal de la Sociedad y tendra los mas amplios poderes para ejercer actos de dominio, para administrar los bienes y negocios de la Sociedad y para representarla ante toda clase de personas y autoridades con facultades de Apoderado General para Pleitos y Cobranzas, Actos de Administracion, Actos de Dominio, Cambiario y Actos de Administracion en el Area Laboral, en los terminos del articulo (2448) dos mil cuatrocientos cuarenta y ocho del Codigo Civil vigente en el Estado de Nuevo Leon y su concordante el
(2554) dos mil quinientos cincuenta y cuatro del Codigo Civil vigente en el Distrito Federal, Teniendo tambien el Consejo de Administracion o, en su caso, el Administrador Unico, todas las facultades que conforme a la Ley requieran clausula especial sin limitacion alguna. En con secuencia, el Consejo de Administracion o, en su caso, el Administrador Unico, tendra las siguientes facultades que se enumeran en forma enunciativa y no limitativa:-- a).- Representar a la Sociedad ante toda clase de personas y autoridades de cualquier fuero, sean administrativas, legislativas y judiciales, federales, de los Estados y Municipios, ante las Juntas de Conciliacion y Arbitraje y demas autoridades del trabajo, arbitros y arbitradores o cualquier otra, con Poder General Amplisimo para Pleitos y Cobranzas, incluyendo las facultades que requieran clausula especial conforme a la Ley, en los terminos del primer parrafo del articulo (2448) dos mil cuatrocientos cuarenta y ocho del Codigo Civil del Estado de Nuevo Leon y su correlativo el (2554) dos mil quinientos cincuenta y cuatro del Codigo Civil del Distrito Federal, teniendo enunciativa y no limitativamente las siguientes facultades: para promover toda clase de juicios, incluyendo el Juicio de Amparo, seguirlos por todos sus tramiles y desistirse de ellos; contestar las demandas que se interpongan en contra de su representada y seguir los juicios por los demas tramites legales; interponer los recursos en las instancias y ante las autoridades que proceda; reconocer firmas, documentos y redarguir de falsos los que se presenten por la contraria; articular y absolver posiciones; presentar testigos, ver protestar a los de la contraria, tacharlos y repreguntarlos; transigir y comprometer en arbitros; recusar magistrados, jueces y demas funcionarios; nombrar peritos; recibir pagos
o valores; otorgar recibos y cartas de pago; formular y presentar denuncias, querellas o acusaciones y desistirse de ellas cuando proceda; constituirse en coadyuvante del Ministerio Publico en causas criminales; constituir en parte civil a su representada para los efectos de la reparacion del dano y otorgar perdones cuando a su criterio el caso lo amerite; -- b).- Administrar los negocios y el patrimonio social con Poder General Amplisimo para Actos de Administracion, en los termi nos del articulo (2448) dos mil cuatrocientos cuarenta y ocho parrafo segundo del Codigo Civil del Estado de Nuevo Leon y su concordante el (2554) dos mil quinientos cincuenta y cuatro del Codigo Civil de Distrito Federal;-- c).- Ejercer actos de dominio respecto a los bienes muebles e inmuebles de la Sociedad, asi como sus derechos reales y personales; con Poder General Amplisimo para Actos de Dominio en los terminos del parrafo tercero del articulo (2448) dos mil cuatrocientos cuarenta y ocho del Codigo Civil del Estado de Nuevo Leon y su correlativo el articulo (2554) dos mil quinientos cincuenta y cuatro del Codigo Civil del Distrito Federal; quedando facultados enunciativa y no limitativamente para enajenar o gravar dichos bienes por cualquier titulo legal, inclusive con prenda o hipoteca, para recibir valores, expedir recibos, contraer u otorgar creditos con garantia o sin ella y en las condiciones que estime convenientes para la Sociedad y en general efectuar todo tipo de Actos de Dominio sobre dichos bienes y derechos, que sean convenientes o necesarios para la realizacion de los objetivos sociales;-- d).- Realizar toda clase de Actos de Administracion en el Area Laboral en los terminos de los articulos (11) once, (523) quinientos veintitres, (692) seiscientos noventa y dos Fraccion II, (875) ochocientos setenta y cinco y (876) ochocientos setenta y seis Fraccion I de la Ley Federal del Trabajo; designar a los representantes que en nombre de la Sociedad podran asistir a la celebracion de cualesquier tipo de audiencias relativas a toda clase de procedimientos laborales o colectivos, con expresas facultades para que en nombre de la Sociedad puedan estos conjunta o separadamente atender y en su caso aceptar formulas de conciliacion con facultades de transigir cualesquier conflicto laboral; celebrar toda clase de convenios, judiciales o extrajudiciales; ofrecer reinstalaciones; contestar toda clase de demandas y las demas que en el nombramiento de tales reprsentantes se decida conferirles; asi como tambien la de revocar los nombramientos que de estos representantes fueren por si o por la Asamblea realizados;-- e).- Constituir o retirar depositos; manejar cuentas bancarias, otorgar, girar, aceptar, librar, endosar, avalar, emitir, respaldar o por cualquier otro concepto negociar, protestar o suscribir titulos de credito; con Poder General Cambiario de acuerdo con los articulos (90.) noveno y (85) ochenta y cinco de la Ley General de Titulos y Operaciones de Credito;-- f).- Aportar bienes muebles or inmuebles de la Sociedad a otras Companias y suscribir acciones o tomar participacion o partes de interes en otras empresas o personas morales; g).- Contraer u otorgar creditos con garantia
o sin ella y, en general, en las condiciones que estime convenientes para la Sociedad, asi como otorgar avales, fianzas y en general garantias, inclusive con prenda o hipoteca, obligaciones de terceros con o sin contraprestacion;-- h).- Contratar los servicios profesionales y tecnicos de personas fisicas o morales, bien sea de car acter consultivo o administrativo;-- i).- Admitir y ejecutar en nombre de la Sociedad Poderes y representaciones de personas o negociaciones, nacionales o extranjeras, ya sea para contratar en nombre de ellas o para comparecer en juicio;-- j).- Ejecutar las resoluciones adoptadas por las Asambleas de Accionistas;-- k).- Establecer Sucursales, Agencias o Dependencias y suprimirlas; l).- Designar y remover al Director General, Directores, Gerentes, Subgerentes y demas empleados de la Sociedad y determinar sus facultades, obligaciones y remuneraciones, teniendolos bajo sus ordenes y vigilancia;-- m).- Conferir Poderes Generales o Especiales, con facultades de sustizucion o sin ellas, asi como revocarlos y nombrar o facultar Delegados para actos concretos;-- n).- Celebrar y rescindir los contratos que requiera la marcha de los negocios sociales, de acuerdo con los objetos y fines de la Sociedad; o).- En general, llevar a cabo todos los actos y operaciones que sean necesarios o convenientes para la consecusion di recta or indirecta del objeto social;-- CAPITULO QUINTO-DE LA VIGILANCIA DE LA SOCIEDAD-TRIGESIMO OCTAVA:- La vigilancia de la Sociedad estara a cargo de un Comisario designado por la Asamblea General Ordinaria de Accionistas. El Comisario podra ser accionista o persona extrana a la Sociedad y durara en su encargo un ano contado a partir de la fecha de su designacion o hasta en tanto no se designe nuevo Comisario y el designado no tome posesion del cargo. -- TRIGESIMO NOVENA:- La Asamblea General Ordinaria de Accionistas que lo nombre, podra establecer la obligacion a cargo del Comisario, de prestar garantia para asegurar las responsabilidades que pudiera contraer en el desempeno de su encargo. -- CUADRAGESIMA:- El Comisario percibira la remuneracion que en su caso le fije la Asamblea General Ordinaria de Accionistas y tendra las facultades y obligaciones que le confiere el articulo (166) ciento sesenta y seis de la Ley General de Sociedades Mercantiles. -- CUADRAGESIMO PRIMERA:- No podra ser Comisario de la
 Sociedad quien no tenga capacidad legal para obligarse; quien haya quebrado o se encuentre en caso de concurso civil, mientras no sea rehabilitado; quien este en descubierto con la Sociedad por obligaciones vencidas y no garantizdas debidamente; quien tenga juicios o litigios pendientes con la Sociedad; quien haya sido condenado por delitos contra la propiedad; y quien se encuentre en los supuestos contemplados en el articulo (165) ciento sesenta y cinco de la Ley General de Sociedades Mercantiles. -- CAPITULO SEXTO - DE LOS EJERCICIOS SOCIALES Y DEL BALANCE -- CUADRAGESIMO SEGUNDA:- Los Ejercicios Sociales de la Sociedad duraran un ano; comenzaran el 1o. de Enero y concluiran el 31 de Diciembre. -- CUADRAGESIMO TERCERA:- Dentro de los tres meses siguientes a la clausura de cada ejercicio social se practicara un Estado de situacion Financiera y los demas Estados Financieros a que se refiere el articulo (172) ciento setenta y dos de la Ley General de Sociedades Mercantiles; acordes a los principios de contab ilidad aprobados por el Instituto Mexicano de Contadores Publicos y con sujecion a las siguientes bases: a).- Se hara constar el Capital Social; b).- Se indicara la existencia de efectivo y de inversiones temporales;
c).- Apareceran en el las diversas cuentas que integran el Activo y el Pasivo de la Sociedad y d).- Se pondran de manifesto las Utilidades o Perdidas y en general los demas datos necesarios para mostrar el estado economico de la Sociedad. -- CUADRAGESIMO CUARTA:- El informe del Consejo de Administracion, junto con los documentos a que hace referencia la Clausula que antecede y el informe del Comisario, deberan quedar terminados y ponerse a disposicion de los accionistas, por lo menos con (15) quince dias de anticipacion a la fecha de la Asamblea que haya de discutirlos, para que puedan ser examinados por los accionistas, quienes tendran derecho a que se les entregue una copia de los informes correspondientes. -- CUADRAGESIMO QUINTA:- Dentro de los (15) quince dias habiles siguientes a la fecha e n que la Asamblea General Ordinaria de Accionistas haya aprobado el informe a que se refiere el enunciado general del articulo (172) ciento setenta y dos de la Ley General de Sociedades Mercantiles, deberan mandarse publicar los Estados Financieros incluido en el mismo, juntamente con sus nolas y el dictamen del Comisario, en el Periodico Oficial del Estado en donde tenga su domicilio la Sociedad. -- CAPITULO SEPTIMO -- DE LAS UTILIDADES Y PERDIDAS - CUADRAGESIMO SEXTA:- Las utilidades netas de la Sociedad, que en su caso arroje el Estado de Situacion Financiera, se distribuiran en la siguiente forma: a).- Se separara un (5%) cinco porciento cuando menos para formar o incremetar el Fondo de Reserva Legal hasta que este alcance la quinta parte del Capital Social. Este fondo debera ser reconstituido de la misma manera cuando disminuya por cualquier motivo; b).- Se aplicara la parte que la Asamblea determine para la remuneracion extraordinaria del Consejo de Administracion o, en su caso, del Administrador Unico
 y del Comisario y; c).- El remanente se aplicara al destino que senale la Asamblea General Ordinaria de Accionistas oyendo la propuesta del Consejo de Administracion o, en su caso, del Administrador Unico. -- CUADRAGESIMO SEPTIMA:- -- Las perdidas, si las hubiere, seran repuestas por las Reservas y, en su defecto, todas las Acciones las reportaran por partes iguales hasta el importe de su valor nominal. -- CAPITULO OCTAVO -- DE LA DISOLUCION Y LIQUIDACION DE LA SOCIEDAD -- CUADRAGESIMO OCTAVA:- La Sociedad se disolvera a su terminacion o anticipadamente en los casos siguientes: a).- Por imposibilidad de seguir realizando su Objeto Social; b).- Por acuerdo de los socios tomado en Asamblea General Extraordinaria de Accionistas; c).- Porque el numero de accionistas llegase a ser inferior al minimo que establece la Ley;
 d).- Por la perdida de las dos terceras partes del Capital Social; e).- Por quiebra de la Sociedad legalmente declarada y f).- En cualquier otro caso que sea ordenado por la Ley. -- CUADRAGESIMO NOVENA:- Disuelta la Sociedad se pondra en Liquidacion. Para tal proposito, la misma Asamblea en que se resuelva la Disolucion, nombrara a uno o mas liquidadores, quienes no precisaran ser accionistas y senalara la retribucion que les corresponda. En caso de que los liquidadores fueren varios, deberan actuar conjuntamente.-- En caso de que la Asamblea no designe a el o los Liquidadores, estos seran nombrados por un Juez de lo Civil con jurisdiccion en el domicilio social, a peticion de cualquier accionista. -- QUINCUAGESIMA:- Durante el periodo de Liquidacion, la Asamblea de Accionistas se reunira y funcionara en los mismos terminos que previenen estos Estatutos. Los liquidadores asumiran las funciones conferidas al Organo de Administracion, pero con las modalidades especiales impuestas por el Estado de Liquidacion.-- El Comisario seguira cumpliendo sus mismas obligaciones y guardara respecto de los liquidadores, la misma situacion que tenia con respecto a los administradores. -- QUINCUAGESIMO PRIMERA:- La liquidacion se realizara de acuerdo con las resoluciones adoptadas por la Asamblea Extraordinaria de Accionistas que decrete la disolucion, pero en todo caso, se sujetara a las siguientes bases generales: a).- Conclusion de los negocios sociales en la forma menos perjudicial para los acreedores y accionistas; b).- Cobro de los creditos y pago de las deudas; c).- Enajenacion de los bienes de la Sociedad para los fines de la Liquidacion, en la inteligencia de que estos deberan venderse a su valor real; d).- Formulacion del Estado de situacion Financiera y; e).- Distribucion del activo liquido entre los accionistas. -- QUINCUAGESIMO SEGUNDA:- Concluidas las operaciones de Liquidacion, el o los Liquidadores convocaran a una Asamblea General Ordinaria de Accionistas para que en ella se examine el Informe Final de Liquidacion y el Estado de Situacion Financiera, se dictamine sobre ellos y se resuelva sobre la aplicacion del remanente, en caso de existir. -- QUINCUAGESIMO TERCERA:- El liquidador o liquidadores proc ederan a la liquidacion y distribucion del remanente entre los accionistas, en proporcion al valor exhibido de las acciones que posean, procediendo de acuerdo con el articulo (241) doscientos cuarenta y uno y siguientes de la Ley General de Sociedades Mercantiles. -- QUINCUAGESIMO CUARTA:- Concluida la Liquidacion, los liquidadores se haran cargo de la cancelacion de la matricula de la Sociedad en el Registro Publico del Comercio. -- QUINCUAGESIMO QUINTA:- En todo lo no previsto por los presentes Estatutos Sociales, se aplicaran las disposiciones de la Ley General de Sociedades
Mercantiles.--......."-------------------

-------- "..........COPAMEX, S.A. DE C.V. -- CORPORATE BY-LAWS -- C L A U S E S
- - CHAPTER ONE -- NAME, DOMICILE, DURATION, PURPOSE AND NATIONALITY OF THE CORPORATION -- FIRST: Name:- The Corporation is named COPAMEX, and this name shall be followed by the words SOCIEDAD ANON1MA DE CAPITAL VARIABLE, or its abbreviation S.A. DE C.V. -- SECOND: Corporate Domicile:- The domicile of the Corporation is the Municipality of San Pedro Garza Garcia, Nuevo Leon, however, it may establish agencies or branch offices within Mexico or abroad, submitting to conventional domiciles in the contracts executed. The shareholders are being submitted as for the relation with the Corporation, to the jurisdiction of the Courts and Authorities of the corporate domicile, with express waiver of the jurisdiction of their respective personal domiciles. -- THIRD: Duration:- The duration of the Corporation shall be (99) ninety-nine years, starting as of the date of its incorporation. -- FOURTH: Corporate Purpose:- The purpose of the Corporation shall be: a).- Promote, constitute, organize, exploit, administer or take participation in the capital of any civil or mercantile associations or corporations, industrial, commercial corporations or of any other nature; b).- Acquire, subscribe, administer, transfer, enter into borrowing of securities and in general perform any kind of operations permitted by Law in relation to stocks, corporate shares, obligations, bonds and titles or securities of any kind; c).- Give or take in loan, giving or receiving the specific guarantees and in general carry out active or passive credit operations, furnish bonds, guarantees, pledges, mortgages and trusts, to warrant the obligations of the corporation or of third parties, with or without counterclaim; d).- Issue, draw, accept, endorse, guarantee or by any other concept subscribe any type of credit operations; e).- Acquire, construct, administer, lease, exploit and transfer personal and real property, with the limitations provided by the Law; f).- Lend or receive professional, te chnical, consulting or advising services, in any topic; g).- Perform any type of representations, commissions or powers of attorney; h).- Obtain, grant, register, license, assign and use patents, trademarks, commercial names, industrial designs, utility models, industrial property rights and any kind of concessions, permits or rights in general; i).- Enter into any type of contract or agreement with individuals or corporations. To this effect, the Corporation may execute any kind of actions, operations and contracts, necessary or convenient, for the fulfillment of the indicated purposes. -- FIFTH: Nationality:- The nationality of the Corporation is Mexican. "Every foreigner, that in the constitution or afterwards acquire an interest or corporate share in the Corporation, for that simple fact shall be considered Mexican, in relation to one and the other, in the understanding to not invoke the protection of his Government, under the penalty, in case of breach of contract, of loosing such interest or corporate share in benefit of the Mexican Nation".-- CHAPTER TWO -- CAPITAL STOCK AND SHARES OF STOCK -- SIXTH: Capital Stock:- The Capital Stock is Variable, with a minimum fixed capital of $600,000.00 (SIX HUNDRED THOUSAND PESOS 00/100 MEXICAN CURRENCY) and an unlimited maximum authorized. Every representative share of the Capital Stock are common, nominative and with a face value of $100.00 (ONE HUNDRED PESOS 00/100 MEXICAN CURRENCY) each. The series "A" shares of stock shall represent the minimum fixed Capital, while series "B" shares of stock and subsequent ones, shall represent the variable portion of the Capital Stock. Hereafter, each stock issuance of a capital increase executed, shall constitute an identified series in alphabetical progressive order with one letter, in the understanding that the numeral I shares shall refer to those which exhibition is executed by means of contributions in cash, by capitalization of contribution premiums or by capitalization of capital reserve or profits truly achieved; while numeral II shares shall represent those that are issued by means of the capitalization of securities derived by revaluation's or updating securities by re-expression. The shares not issued and corresponding to the variable portion of the Capital Stock, shall be kept by the Corporation and shall be subscribed and exhibited when determined by the Regular General Meeting of Stockholders. The titles of each series may guarantee one or more shares. Every share shall confer its holders the same rights and obligations, independently on their series or numeral. -- SEVENTH:- The titles guaranteed by the shares of stock of the Corporation shall be signed by the Chairman and Secretary of the Board of Directors and shall satisfy the requirements provided in article (125) one hundred twenty-five of the General Commercial Corporations Law. Meanwhile the definite titles are issued, provisional certificates may be issued which shall satisfy the before mentioned characteristics. The titles of the shares of stock and the pro visional certificates shall be adhered by numeral coupons, which shall be detached from the same and shall be given to the Corporation against the payment of dividends, capitalization's or interests. By request and on its holders cost, the titles of the shares of stock and the provisional certificates may be exchanged by others of different denomination. -- EIGHTH:- The Fixed portion of the Capital Stock shall be only increased or decreased by resolution of the Special General Meeting of Stockholders. The Variable Capital of the Corporation is susceptible to be increased or decreased without the need of modifying these Corporate By-laws and, with the only formal requirement to be resolved by the Regular General Meeting of Stockholders. Every increase and decrease of the Capital Stock shall be registered in the Book of Variations of Capital Stock, kept by the Corporation for this effect. The stockholders shall have a preference right in proportion to the number of stocks they hold, to subscribe those issued in case of an increase in the Capital Stock, in accordance to what is provided in article (132) one hundred thirty two of the General Commercial Corporations Law. An increase in the Capital Stock cannot be ordered until the shares of stock issued in advance have been subscribed and entirely paid. -- NINTH:- In case of an Increase in the Capital Stock in th e fixed or variable portion, paid in cash, the stockholders shall have a preference right to subscribe the new shares of stock to be issued, in proportion to the number of shares of stock they hold at the moment of the decree of the Increase of the Capital. This right shall be exercised in the following terms: a).- The Corporation shall publish the Notice of the Increase of the Capital Stock in the State Official Newspaper, making known the resolution of the Meeting in which was ordered the increase in its fixed or variable portion. Such Notice shall state the number of stocks to be increased as well as its amount, form of payment and term to make the subscription and payment of stocks. b).- To exercise its right, the stockholder by means of a letter directed to the Chairman of the Board of Directors, shall communicate its intention of subscribing the totality or just a portion of the shares of stock corresponding to the Increase of the Capital Stock. Also, he may request in an eventual title, the subscripti on of any additional number of shares of stock for the event that these were not subscribed or paid by the rest of the stockholders. The term to exercise their preference right is (15) fifteen natural days starting from the next day of the publication before indicated.
c).- In case the term of the (15) fifteen days mentioned above have already elapsed, and one or several stockholders do not manifest their intention of subscribing and paying the Increase of the Capital Stock ordered, it shall be understood as a waiver to the subscription of the shares of stock, in which event, the right shall be transferred to the stockholders soliciting the eventual subscription of the same, in proportion to the number of stocks they hold. It shall also be understood a waiver to the preference right for the subscription of the shares of stock, in the event that the stockholder does not verify the payment of stocks which subscription have been offered, within the term and in the form provided by the General Meeting of Stockho lders who ordered the Capital Increase. -- d).- If after the adjudication of the new stocks in the before mentioned terms, there is a remaining of stocks to be subscribed, the Capital Increase agreed in the General Meeting of Stockholders shall be reduced automatically to the amount of Capital duly subscribed, unless the Board of Directors agrees by unanimity of votes of its members that the vacant shares of stock be subscribed by third parties. -- TENTH:- The decrease of the Capital Stock shall be made by means of a reimbursement to the stockholders and against the delivery of the titles of the shares of stock to be canceled, which shall be reimbursed in an accounting value. The designation of the shares of stock to be canceled shall be made by an unanimous agreement of the stockholders present in the respective Meeting, or by lottery executed before a Notary or Public Agent. In this last event, once the designation of the shares of stock to be canceled is made, a notice shall be published in the Official N ewspaper of the State of Nuevo Leon and the amount of the reimbursement shall be, since that date, at the disposition of the title-holders of stock, in the Corporate Offices without accruing any interest. -- The stockholders shall have a preference right in proportion to the number of stocks to acquire, in its case, the stocks attempted to be brought by the other stockholders, with the exception of the transmissions by inheritance, testamentary gift, or donation in favor of persons that are relatives by consanguinity in straight line without limitation of level or collateral up to the second level. - ELEVENTH:- Without prejudice to what is provided in the preceding Clause, every transmission of stocks shall require for its validity, in terms of article (130) one hundred thirty of the General Commercial Corporations Law, the previous authorization of the Board of Directors. This authorization shall not be necessary in the event that the transfer of stocks is made between the shareholders of the same Corporation, or else, having the acceptance of the totality of the stockholders of the Corporation. The stockholder who wishes to transfer the totality or a portion of its stocks to a third party, shall request for the respective authorization filing a written request, directed to the Chairman of the Board of Directors, indicating the name, nationality and domicile of the proposed acquirer, amount of the operation, number and description of the stocks subject of the same. The proceeding of authorization shall be subjected to the following basis: a).- The Chairman of the Board of Directors receiving the writt en request authorization of the person who wishes to buy, shall notify it, with receipt of acknowledgment, to every shareholder registered in the Book of Records of Stocks, which shall have a preference right of being designated to acquire them. This preference right shall be exercised by writing, given to the Chairman of the Board of Directors within a term of (5) five natural days following the date that they receive the notification. In the case that such writing was not received within the designated term, it shall be understood as a waiver of the rights referred in sections a) and c) of this same Clause. b).- If one or several shareholders exercise the right given before, to acquire the totality of the stocks attempted to be bought, the Board of Directors shall refuse the requested authorization, appointing as buyers, the interested shareholders in the acquisition. If the interest shareholders exercise their right only in a portion of shares of stock to be bought, the Board of Directors shall designate the shareholders that manifest its determination to acquire such shares of stock as buyers and shall grant its authorization for what remains. In the assumption of the preceding paragraphs, the price of sale for the stockholders of the Corporation shall be the quotation of the stocks in the Stock Market, in case of its registration in the Stock Exchange, or in the proportion of the net worth of the Corporation reflected in the last Statement of Financial Affairs approved by the General Meeting of Stockholders. c).- If no shareholder was interested in the acquisition and the transfer was done by sale of (80%) eighty per cent or more of the shares of stock property of the solicitor, the rest of the stockholders shall have the right to participate in the sale buying a number of shares determined by multiplying the number of stocks subject matter of the sale times the percentage of the possession of stocks they hold. For this matter, the rest of the stockholders should have manifested their intention of interven ing in the sale, within the same writing referred in section a) of this Clause. In this case, the Board of Directors shall grant the solicitor the authorization of sale, limited that in the sale of operation the stockholders that manifest its intention of selling participate in the mentioned proportion. d).- In case that none of the rest of the stockholders manifest its wish to acquire the stocks subject matter of the transfer or of its participation in the sale of the (80%) eighty per cent or more of the shares of stock of the solicitor, the Board of Directors shall grant the authorization to buy the totality of the shares of stock of the solicitor in favor of the proposed acquirer. e).- If the Board of Directors do not resolve the soliciting proposal within the next (45) forty five natural days starting since the Chairman of the Board of Directors received the respective written request, or if the designated stockholders to acquire the same do not pay its value within a period of (15) fifteen natural days following the designation, the shareholder solicitor shall be free to do the transfer in favor of the person or persons stated in its proposal, being the Corporation obligated to make the correspondent annotations in the Book of Records of Stocks at the moment of such transfer. f).- The transfers mentioned in this Clause include any sale operation, assignment in an onerous or gratuitous title, of contribution in the Corporation, and in general, every action which tends to substitute the title-holder of the stocks. g).- The Board of Directors shall verify that the transfers and annotations in the Book of Records of Stocks, shall be made properly in favor of the person or persons indicated in the preceding cases. h).- Every transfer of shares of stock made in contravention to what is provided in this clauses shall be invalid. --TWELFTH:- It is also necessary to obtain the previous authorization of the Board of Directors to impose in trust, to constitute pledge or in any other way constitute a warranty over the stocks of the Corporation. For this only effect, the authorization proceeding shall be reduced to the following terms: a).- The interest party shall file its request by means of a writing directed to the Chairman of the Board of Directors, including the before mentioned statements in the previous Clause and also a description of the obligation subject matter of the warranty and of the general conditions of contract. b).- The Board of Directors shall resolve within the term of (15) fifteen natural days following the reception of the respective request, if it grant or do not grant the authorization. c).- If the Board of Directors does not resolve about the written request within the fixed term, the authorization shall be granted, having the stockholder the right to carry out the operation he requested in his proposal and being the Corporation obligated to make the correspondent annotations in the Book of Records of Stocks once this is made. --THIRTEENTH:- The Corporation shall keep a Record of Stocks in which the stockholders of the same are registered and shall include the requirements of article (128) one hundred twenty-eight of the General Commercial Corporations Law. The Corporation shall only recognize as stockholders those persons who are registered in the Book of Records of Stocks. To this effect, shall register in such Record, by written request of the interest parties, the transfers to be carry out. The entries, annotations or registrations in such Record shall be signed by the Chairman and Secretary of the Board of Directors, or else, by the persons appointed for that purpose by the Board of Directors. - CHAPTER THREE -- MEETINGS OF STOCKHOLDERS FOURTEENTH:- The General Meeting of Stockholders legally installed shall constitute the Supreme Power of the Corporation and represent the universality of stocks and its decisions shall be binding to the absenting, dissenting or incompetent Stockholders, having the most broad authority to deal with and solve every corporate affairs. -- FIFTEENTH:- There are two types of Meeting of
Stockholders: Regular and Special. Both Meetings shall be held in the corporate domicile, except by act of God or force majeure. -- SIXTEENTH:- Special Meetings are those who join to solve the following affairs: a).- Extension of the duration of the Corporation; b).- Advance dissolution of the Corporation; c).- Increase or decrease of the fixed portion of the Capital Stock; d).- Modification of the Purpose of the Corporation; e).- Change of Nationality of the Corporation; f)- Transformation of the Corporation; g).- Merger with another Corporation; h).- Corporate break-up; i).Issuance of preferred stocks; j).- Amortization by the Corporation of its own stocks and issuance of limited stocks; k).- Issuance of bonds; 1).- Selection of Trustee or Trustees; m).- Any other modification to the Partnership Agreement; and n).- The rest of the affairs that the General Commercial Corporations Law or the present Corporate Bylaws require a special quorum. - The Special Meetings shall be held each time an affair mentioned in this Clause is needed to be brought. -- SEVENTEENTH:- The Regular Meetings are those who join to solve any matter that by virtue of the present By-laws or of the General Commercial Corporations Law is not expressly reserved to the Special Meetings. -- EIGHTEENTH- A Regular General Meeting shall be held at least once during the first four months following to the closing of the Fiscal Year, in which additionally to the items to be discussed in the Agenda, the following shall be carry out: a).- Presentation of the Report of the Board of Directors or the Sole Administrator, including the Financial Statements correspondent to the Fiscal Year concluded the preceding year, its discussion and approval after of listening to the Report of the Examiner b).- Enforcement of the Results obtained in the Fiscal Year concluded in the immediate preceding year, after discussing and approving, in its case, the proposal of the Board of Directors or Sole Administrator; c).- Selection in its event, of the m embers of the Board of Directors or the Sole Administrator and the Examiner of the Corporation and determination of its emoluments and; d).Appointment of the person or persons to formalize the agreements taken. -NINETEENTH:- The notices to the Meetings shall be made by the Chairman or Secretary of the Board of Directors, or by any of the its Members, or by the Sole Administrator or by the Examiner of the Corporation, or by the correspondent Judicial Authority, in the specified cases of the General Commercial Corporations Law. Likewise, the Stockholders which represent at least (33%) thirty three per cent of the Capital Stock, may request in writing to the Administration Organ or the Examiner, at any moment, the notice to a General Meeting of Stockholders, to discuss the matters indicated in its petition. Any stockholder, even though a title-holder of one single stock, may solicit a notice for a Regular General Meeting of Stockholders, in the cases, form and terms of article (185) one hundred eighty-five of t he General Commercial Corporations Law. -- TWENTIETH:- The notice for the Meetings of Stockholders shall be published in the State Official Newspaper or in any other Newspaper of great circulation in the corporate domicile, by judgment of who is making the notice. The publication shall be made with a minimum anticipation of (15) fifteen natural days to the date on which the Meeting is to be held, if first notice, and (10) ten natural days in second or ulterior notice. The notice shall include the day, hour, place of reunion and the Agenda, making a list of the items to be discussed and signed by the person who makes the notice. -- It shall not be necessary to fulfill the requirement of the notice and the place of Meeting if the totality of the stocks with right to vote in the items to be discussed in the respective Agenda is being represented. -- The resolutions taken beyond of a General Meeting of Stockholders, by unanimity of stocks who represent the totality of the stocks with a right to vote, shall have for all the legal effects, the same validity if adopted in a Meeting, when confirmed in writing. -- TWENTY ONE:- To have the right to attend the Meeting of Stockholders and participate in them, as well as to exercise the right of information correspondent to the stockholders in relation to the notice, it should be enough that the person appear registered as a title-holder of stocks in the Record of Stocks of the Corporation. --TWENTY TWO:- The stockholders can be represented in the Meetings by agents, shareholders or not. It is sufficient for this effect, a simple Power of Attorney signed by the grantor before two witnesses. The Administrators and the Examiner may not represent stocks. -- TWENTY THREE:- The Meetings of Stockholders shall be presided by the Chairman of the Board of Directors or by the Sole Administrator, and in its absence by the person appointed by the Meeting, acting as Secretary the one of the Board of Directors, and in its absence the person appointed by the Meeting. -- TWENTY FOUR:- In o rder that a Regular Meeting of Stockholders is considered legally installed, by virtue of First Notice, it is necessary the representation of the majority of the shares of stock with a right to vote in such Meeting, and the resolutions shall only be valid when taken by the majority of the votes present. -- If there is no quorum by virtue of the First Notice, this shall be taken again, indicating a new day within the next (30) thirty natural days following to that of which was indicated in the First Notice. In case of Second or Ulterior Notices, the Meeting shall be installed with any of the stocks represented and its resolutions shall be valid if taken by the majority of the votes present. -- TWENTY FIVE:- In order that a Special Meeting of Stockholders is considered legally installed, by virtue of First Notice, (75%) seventy five per cent of the shares of stock with a right to vote in such Meeting shall be represented, and the resolutions shall be valid when taken by the majority of the stocks with a right to vote in such Meeting. - If there is no quorum by virtue of the First Notice, this shall be taken again every time it is needed until it is reunited, at least, the majority of the stocks with a right to vote in such Meeting and its resolutions shall be valid when adopted by the majority of the stocks with a right to vote in such Meeting. The Notices shall not have a longer term of (30) thirty days between them. -- TWENTY SIX:- if by any reason, not all the items in the Agenda are discussed on the date in which the Meeting was summoned, the Meeting can be suspended and resumed in the date and hour agreed by the Meeting, without the need of a new Notice. -- 1WENTY SEVEN:- The discussions and resolutions of the Meetings of Stockholders shall be drafted in Minutes entered in a Book destined especially for this effect, and shall be signed by who acted as Chairman and Secretary in the Meeting, as well as by the Examiner, in case of its attendance to the Meeting. -- CHAPTER FOUR -- ADMINISTRATION OF THE CORPORATI ON -- TWENTY EIGHT:- The administration and management of the Corporation shall be in charge of a Board of Directors, integrated by the number of members determined by the Regular General Meeting of Stockholders, or by a Sole Administrator also named by such Meeting, who shall have the authority granted by the Board of Directors in this By-laws. -- In case that the administrators are three or more, every stockholder or group of stockholders representing at least (25%) twenty five per cent of the Capital Stock, shall have the right to appoint a Member of the Board, in terms of article (144) one hundred forty-four of the General Commercial Corporations Law. -- The appointments of the Members of the Board by the minority can not be revoked, without being revoked the appointments of the Members of the Board by the majority. -- TWENTY NINE:- The Administrators can be shareholders or foreign individuals to the Corporation and shall remain in their office for the term of one year or until new members are appointed. Nevertheless, in any event the members shall remain in their office even after one year has elapsed until their successors are appointed and the appointees do not take possession of its duties. -- THIRTIETH:- The Regular General Meetings of Stockholders who appoints them, may establish the obligation in charge of the administrators to furnish a guarantee to assure the responsibilities that they may incur in the fulfillment of their duties. -- THIRTY ONE:- The following cannot be administrators: the persons who do not have the legal capacity to bind themselves, the persons who are broke or are in bankruptcy regulated by the civil code, meanwhile not rehabilitated, the persons who are uncovered to the Corporation for due obligations and not dully guaranteed; the persons who have proceedings or litigation's pending with the Corporation or, the persons who have been convicted of crimes against the property. The members of the Board that after their appointments are in any of the events before mentioned, shall c ease in their charge and may not carry out the position until a new election and once the impediment has disappeared. -- THIRTY TWO:- The Board of Directors shall designate between its members a Chairman, unless the General Meeting has already appointed one. It shall also designate a Secretary who may or may not be a member of the Board of Directors. - THIRTY THREE:- The Board of Directors shall be reunited every time it is summoned by the Chairman in the place, day and hour indicated. The Chairman shall have the obligation to summon a Meeting whenever it is requested in writing by the majority of the Members of the Board. Likewise, the Board shall be reunited when summoned by the Secretary, following these last one the orders of the Chairman or the majority of the Members of the Board. -- THIRTY FOUR:- In order that the Board of Directors can hold a session legally, the attendance of the majority of its Members is required and the resolutions shall be valid and obligatory when taken by the majority of votes of the Members of the Board present. -- The resolutions taken beyond the Board Meeting by unanimous vote of its members shall have, in all its legal effects, the same validity as if adopted in Board Meeting as long as they are confirmed in writing. -- THIRTY FIVE:- The Minutes including the deliberations and resolutions adopted by the Board of Directors, shall be authorized and signed by the Chairman and Secretary, and in their absences by the persons acting on their behalf. -- THIRTY SIX:- The Chairman of the Board of Directors shall preside the Meetings of Stockholders and the Board Sessions; shall act on behalf of the Corporation before any kind of authorities, corporations, individuals and companies and shall watch the corporate operations, taking care of the fulfillment of the General Commercial Corporations Law, of this By-laws, as well as for the agreements and dispositions adopted by the Meeting of Stockholders and Board Sessions. -- The Secretary shall authorize the certified copies or extracts of the Minutes of the Board of Directors or of the Meetings and of the rest of the documents of the Corporation; shall keep the record and mail of the Board of Directors and the Book of Records of Stocks. The Members of the Board shall also have the powers that these By-laws, the Meeting and the Board of Directors indicate. -- THIRTY SEVEN:- The Board of Directors, or in any event, the Sole Administrator, shall be the Legal Representative of the Corporation with the most broad powers to exercise ownership acts, to administrate the properties and businesses of the Corporation and to represent the Corporation before any kind of individuals and authorities with the power of General Proxy for Litigation's and Collections, Ownership Acts, for Negotiable Instruments and Administration Acts in Labor Proceedings, in terms of Article (2448) two thousand four hundred forty-eight of the Civil Code in force for the State of Nuevo Leon and its correlative, Article (2554) two thousand five hundred fifty-four of the Civil Cod e in force for the Federal District, having also the Board of Directors, or the Sole Administrator, all the powers that in accordance to the Law requires a special clause without any limitation. Accordingly, the Board of Directors, or the Sole Administrator shall have the following powers of attorney in an enunciative and not in a restrictive form: -- a).- To represent the Corporation before any kind of individuals and authorities of any jurisdiction, whether administrative, legislative and judicial, federal, of the States and Municipalities, before Conciliation Hearings and else labor authorities, arbiter, arbitrators, or any other, with the most Broad General Power of Attorney for Litigation's and Collections, including the powers that require special clause in accordance to the Law, in terms of Article (2448) two thousand four hundred and forty-eight, first paragraph, of the Civil Code for the State of Nuevo Leon and its correlative, Article (2554) two thousand five hundred fifty-four of the Civil Code in force for the Federal District, having the following enunciative but not restrictive powers of attorney: shall promote any type of law suit, including writs of Habeas Corpus, follow them in all of their procedures and abandon them; to answer the complaints brought against the principal and follow the trials throughout the rest of the legal proceedings; file the appeals in the proceedings and before the authorities it proceeds; acknowledge signatures, documents and reject as false those presented by the contrary; formulate and answer interrogatories; present witnesses, watch witnesses presented by the contrary, challenge them, cross-examine them; settle and compromise in arbitration; challenge Magistrates, Judges and other officials, appoint experts; receive payments or values, give receipts and letter payments; draw up and file criminal complaints, claims or accusations and abandon it when proceed; assist the Attorney's General office in criminal cases; constitute the Corporation as a civil party for the in demnification for the damage caused and grant pardons when, in their judgment, the case deems it necessary; b).- Administer the businesses and the corporate patrimony with the most Broad General Power of Attorney for Administration, in terms of Article (24489 two thousand four hundred and forty-eight, second paragraph, of the Civil Code for the State of Nuevo Leon and its correlative, Article (2554) two thousand five hundred fifty-four of the Civil Code for the Federal District. --
c).- Exercise ownership acts in relation to personal and real property of the Corporation, as well as its rights over real and personal property; with the most Broad General Power of Attorney for Ownership Acts in terms of Article
(2448) two thousand four hundred and forty-eight, third paragraph, of the Civil Code for the State of Nuevo Leon and its correlative, Article (2554) two thousand five hundred fifty-four of the Civil Code for the Federal District; having the power in an enunciative and not restrictive form to transfer the ownership or encumber such properties by any legal title, inclusively with pledge or mortgage, to receive values, give receipts, execute or grant credits with or without guaranty, and in the conditions he deems convenient for the Corporation and in general make any other acts of Ownership in relation to such properties and rights, convenient or necessary for the fulfillment of the corporate purposes; -- d).- Perform any kind of Administration Acts in the Labor Area in terms of articles (11) eleven, (523) five hundred twenty-three, (692) six hundred ninety-two section II, (875) eight hundred seventy-five, (876) eight hundred seventy-six section I of the Federal labor Law; appoint the agents that on behalf of the Corporation shall attend to any kind of hearings whatsoever in relation to any kind of labor or collective proceedings, with expressed powers so that in name of the Corporation can jointly or severally take care and in its event, accept conciliation formulas with powers of attorney to settle any labo r conflict; enter into any kind of judicial or extrajudicial agreement; offer reinstallation's; answer any kind of law suits and else that in the appointment of such agents are deem to be conferred; as well as to revoke the appointments of these agents by themselves or by the Meetings; -- e).- Make deposits or withdrawals; administer bank accounts; grant, accept, draw, endorse, guarantee, issue, support or by any other concept negotiate, object, or subscribe negotiable instruments; with General Power of Attorney for Negotiable Instruments in accordance to Articles (9) ninth and (85) eighty-five of the General Law of Negotiable Instruments and Credit Operations; -- f).Contribute personal and real property of the Corporation to other Companies and subscribe shares of stock or take participation or portions of interests in other companies or corporations; g).- Incur or grant a debt with or without guaranty, and in general, in the conditions that are convenient for the Corporation, as well to grant guarantees, b onds and in general guarantees, inclusively with pledge or mortgage, third parties obligations with or without consideration; --
h).- Hire the professional and technical services of individuals or corporations, consultant or administrative; -- i).Admit and execute on behalf of the Corporation Powers of Attorney and representations of persons or negotiations, national or foreign, in order to contract on behalf of them or to appear in trials; -- Execute the adopted resolutions by the Meeting of Stockholders; k).- Establish Branch Offices, Agencies or Offices and suspend them; l).- Appoint and remove the General Director, Directors, Managers, Assistant Managers and else employers of the Corporation and determine their powers, duties and remuneration's, having them under its order and vigilance; --
m).- Grant General or Special Powers of Attorney, with or without power of substitution, as well as to revoke and name or empower Agents for limited actions; -- n).- Enter into and rescind contracts that requires the good functioning of the corporate businesses, in accordance to the purposes of the Corporation; o).- In general, carry out all the acts and operations that are necessary or convenient for the direct or indirect attainment of the corporate purpose; -- CHAPTER F1VE -- VIGILANCE OF THE CORPORATION -- THIRTY EIGHT:- The vigilance of the corporation shall be in charge of one Examiner appointed by the Regular Meeting of Stockholders. The Examiner may be a shareholder or a third person to the Corporation and shall remain in office for the term of one year, staring from the date of his appointment or until a new Examiner is appointed and the appointee takes possession of his duty.- THIRTY NINE:- The General Regular Meeting of Stockholders who appoint the Examiner, may establish an obligation in charge of the Examiner, to give a guaranty to assure the responsibilities he may assume in the performance of his duty.- FORTIETH:- The Examiner shall receive the remuneration indicated by the General Regular Meeting of Stock holders and shall have the powers of attorney and obligations conferred in article (166) one hundred sixty-six of the General Commercial Corporations Law. - FORTY NINE:- The following persons cannot be Examiner of the Corporation: the person who do not have the legal capacity to bind themselves, the person who are broke or are in bankruptcy regulated by the civil code, meanwhile not rehabilitated, the person who are uncovered to the Corporation for due obligations and not dully guaranteed; the person who have proceeding or litigations pending with the Corporation, the person who have been convicted of crimes against the property and who are in the assumptions of article (165) one hundred sixty-five of the General Commercial Corporations Law. -CHAPTER SIX -- FISCAL YEARS AND BALANCE SHEET -- FORTY TWO:- The Fiscal Years of the Corporation shall be for one year; starting on January 1st and shall conclude in December 31st -- FORTY THREE:- Three months after the closing of each fiscal year a Statement of Financi al Affairs and a Financial Statement shall be practiced according to article (172) one hundred seventy-two of the General Commercial Corporations Law; according to the principles of accounting approved by the Mexican Institute of Public Accountants and in agreement to the following basis: a).- The Capital Stock shall be clear; b).- The existence of cash and temporal investments shall be indicated; c).- The accounts that integrate the assets and liabilities of the Corporation and d).- The profits and loss and in general all the rest of the necessary data shall be manifested to state the economical status of the Corporation. - FORTY FOUR:- The report of the Board of Directors, along with the other documents mentioned in the preceding Clause and the report of the Examiner, shall be completed and be in disposition of the stockholders, at least (15) fifteen days prior to the date of the Meeting that shall discuss that matter, in order to be examined by the stockholders, who shall have the right to receive a copy of the correspondent reports. -- FORTY FIVE:- Within the next (15) fifteen working days to the date in which the Regular General Meeting of Stockholders approved the reports referred in the general disposition of article (172) one hundred seventy-two of the General Commercial Corporations Law, the Financial Statements included shall be sent for its publication, along with the notes and the opinion of the Examiner, in the State Official Newspaper where the Corporation has its domicile. -- CHAPTER SEVEN -- PROFITS AND LOSSES -- FORTY SIX:- The net profits of the Corporation, brought up in the Statement of Financial Affairs, shall be distributed in the following manner: a).- At least 5% five per cent will be set aside to establish or increase the Legal Reserve Fund until it reaches one fifth of the Capital Stock. This fund shall be reconstituted in the same way when diminished by any cause; b).- A portion determined by the Meeting for the special remuneration of the Board of Directors shall be imposed, or in it s event, of the Sole Administrator and the Examiner and; c).- The remaining shall be imposed to the purpose settled by the General Regular Meeting of Stockholders hearing the proposal of the Board of Directors, or in its event, of the Sole Administrator. -- FORTY SEVEN:- The losses, if any, shall be restored by the Reserves and in any case every Stock shall be reported equally up to the amount of the face value. - CHAPTER EIGHT - DISSOLUTION AND LIQUIDATION OF THE CORPORATION - FORTY EIGHT:- The Corporation shall be dissolved upon its termination or in advance in the following cases: a).- By impossibility of continuing the performance of its Corporate Purpose; b).- By agreement of the stockholders taken in the General Special Meeting of Stockholders; c).- Because the number of stockholders is yet lower than the minimum established by Law; d).- For the loss of two thirds of the Capital Stock; e).- For bankruptcy of the Corporation legally declared and
f).- In any other case ordered by Law. -- FORTY N1NE:- Onc e the Corporation is dissolved, it shall enter into Liquidation. For such purpose, the same Meeting that solve the Dissolution, shall appoint one or more trustees, who may not be stockholders and shall state the correspondent remuneration. In case of being several trustees, they shall act jointly. -In case that the Meeting does not appoint the trustee or trustees, these shall be appointed by the Civil Judge with jurisdiction in the corporate domicile, by request of any stockholder. -- FIFTY:- During the period of Liquidation, the Meeting of Stockholders shall join and shall function in the same terms provided in this By-laws. The trustees shall assume the conferred duties of the Organ of Administration, but with the special varieties imposed by the Liquidation Status. -- The Examiner shall continue to perform its same duties and shall keep in relation to the trustees, the same situation that he had with the administrators. -- FIFTY ONE:- The liquidation shall be achieved in accordance to the adopted resoluti ons by the Special Meeting of Stockholders that decides its dissolution, but in every case, shall be subjected to the following general basis: a).- Conclusion of the corporate businesses in the less damaging way for the creditors and stockholders; b).- Collection of the credits and payments of debts; c).- Transfer of the properties of the Corporation for the purposes of Liquidation, in the understanding that the same shall be for sale in its price value; d).- Formulation of the Statement of Financial Affairs and; e).- Distribution of the liquid assets between stockholders. -- F1FTY TWO:- Once the Liquidation operations are concluded, the Trustee or Trustees shall summon a Regular General Meeting of Stockholders to examine the Final Report of the Liquidation and the Statement of Financial Affairs, shall be ruled over the same and solve the imposition of the remainder, if any. -- FIFTY THREE:- The trustee or trustees shall proceed to the liquidation and distribution of the remainder between the stockholders, i n proportion to the stock exhibited values they hold, proceeding in accordance to article (2419 two hundred forty-one and the following of the General Commercial Corporations Law. -- FIFTY FOUR:- Once the Liquidation is concluded, the trustees shall be in charge of the cancellation of the register of the Corporation in the Public Registry of Commerce. -- FIFTY FIVE:- In all of which is not foreseen in this Corporate By-laws, the dispositions of the General
Commercial Corporations Law shall be applied. --........"---